Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated February 9, 2011, is between Greyhound Commissary, Inc. (the “Company”), a Nevada corporation, and each purchaser identified on Schedule A hereto (each, including their respective successors and assigns, an “Investor” and collectively, the “Investors”) and, with respect to certain sections hereof, Euro Pacific Capital, Inc. (the “Lead Placement Agent”) and Newbridge Securities Corporation (the “Co-Placement Agent”).

WHEREAS, this Agreement has been entered into pursuant to the terms of the Company’s Confidential Private Placement Memorandum, dated January 5, 2011 (together with any and all amendments and/or supplements thereto, the “Memorandum”);

WHEREAS, the Lead Placement Agent is acting in such capacity in connection with the Company’s offering of Units as described in the Memorandum;

WHEREAS, as described in the Memorandum, immediately prior to the Closing (as defined herein), Golden Genesis Ltd. (“Golden Genesis”), a British Virgin Island company, as the sole shareholder of China Flying Development Ltd. (“China Flying”), a Hong Kong company, shall have consummated a share exchange transaction with the Company pursuant to a Share Exchange Agreement, in the form attached to the Memorandum (the “Share Exchange Agreement”), with the result being that China Flying will become a wholly-owned subsidiary of the Company;

WHEREAS, upon the consummation of the transactions contemplated by the Share Exchange Agreement, Guangzhou Tanke Industry Co., Ltd. (collectively with its subsidiaries, “Tanke”), a company organized under the laws of the PRC, shall become a controlled variable interest entity of the Company’s indirect subsidiary, Guangzhou Kanghui Agricultural Technology Co. Ltd. (“WFOE”), a company organized under the laws of the PRC, which is a wholly-owned subsidiary of China Flying;

WHEREAS, subject to consummation of the transactions contemplated by the Share Exchange Agreement, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, a minimum of 5,652,174 units (the “Minimum Amount”) and a maximum of 6,956,522 units (the “Maximum Amount”) at a purchase price of $1.15 per unit (each, a “Unit”);

WHEREAS, each Unit shall consist consisting of: (i) an eight (8%) percent convertible note (each a “Note,” and, collectively, the “Notes”) of the Company in the aggregate principal amount of $1.15, which Note shall be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (together with any securities into which such shares may be reclassified, the “Common Stock”) at $1.15 per Conversion Share (subject to adjustment as set forth in the Note), which Notes shall be in the form annexed hereto as Exhibit A hereto and (ii) a common stock purchase warrant (each a “Warrant,” and, collectively, the “Warrants”) to purchase one (1) share (collectively, the “Warrant Shares”) of Common Stock at an exercise price of $1.40 per share (subject to adjustment as set forth in the Warrants), which Warrants shall be in the form attached hereto as Exhibit B , upon the terms and conditions set forth in this Agreement;

WHEREAS, at the Closing, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Warrant Shares and the Conversion Shares under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

WHEREAS, in order to provide security to the Investors should the Company fail to meet certain financial performance targets, Golden Genesis shall deposit two million (2,000,000) shares of Common Stock received by it in connection with the Share Exchange Agreement with Escrow, LLC (the “Securities Escrow Agent”), as securities escrow agent, pursuant to that certain Securities Escrow Agreement by and among the Company, the Lead Placement Agent, Golden Genesis and the Securities Escrow Agent, dated as of the date hereof and substantially in the form of Exhibit D hereto (the “Securities Escrow Agreement”); and

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the Commission under the Securities Act.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Units as set forth herein.

1.           DEFINITIONS.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.

“Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“Business Day” means any day on which banks located in New York City are not required or authorized by law to remain closed.

“ClosingEscrow Agreement” means the Closing Escrow Agreement, dated February 3, 2011, by and among the Company, the Lead Placement Agent and the Escrow Agent.

“Company’s knowledge” means the information and/or other items of which the Chief Executive Officer of the Company has actual knowledge of after reasonable inquiry of his direct reports that are the members of senior management of the Company.

“Escrow Account” means the escrow account established by the Escrow Agent pursuant to the Closing Escrow Agreement where funds representing the Investors’ aggregate Purchase Price shall be held pending the First Closing.

“Escrow Agent” means Escrow, LLC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means the United States Generally Accepted Accounting Principles, as in effect from time to time.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.

“Intellectual Property” means the Company’s patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same.

“Indebtedness” of any Person means all obligations of such Person: (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases, and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

“Investor” means any person who purchases Units in the Offering pursuant to this Agreement.

“Legal Requirement” shall mean any federal state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Common Stock is then listed or traded).  Reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

“Lien(s)” means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, lien, title claim, assignment, encumbrance, adverse claim, contract of sale, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” includes but is not limited to mechanics’, materialmens’, warehousemens’ and carriers’ liens and other similar encumbrances. For the purposes hereof, a Person shall be deemed to be the owner of Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

            “Material Adverse Effect” means a material adverse effect on, and a “Material Adverse Change ” means a material adverse change in: (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company taken as a whole; or (ii) the ability of the Company to perform its obligations under the Transaction Documents, but, to the extent applicable, shall exclude any circumstance, change or effect to the extent resulting or arising from: (a) any change in general economic conditions in the industries or markets in which the Company and its Subsidiaries operates so long as the Company and its Subsidiaries are not disproportionately (in a material manner) affected by such changes; (b) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack; (c) changes in GAAP, or the interpretation thereof; (d) changes in applicable laws or interpretations thereof; (e) any public statement (or non-public statement) that becomes widely known to the Company’s or the Company’s subsidiaries’ employees, customers or suppliers) made by the Lead Placement Agent concerning the Company or any of its affiliates or concerning this Agreement or the transactions contemplated by this Agreement; (f) any failure by the Company to meet any internal projections or forecasts or estimates of revenues or earnings for any period ending on or after the date of this Agreement; provided that the underlying cause of any failure by the Company to meet any internal projections or forecasts or estimates of revenues or earnings may be considered in determining whether there has been a Company Material Adverse Effect; provided, further, that the Company's failure to meet projections provided to the Investors in the Memorandum may be considered in determining whether there has been a Company Material Adverse Effect; or (g) the entry into or announcement of this Agreement, actions contemplated by this Agreement, or the consummation of the transactions contemplated hereby.

“OTCBB” shall mean the Over-the-Counter Bulletin Board system.

“Offering” shall mean the offering and sale of the Units pursuant to this Agreement and the Memorandum.

“Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“PRC” means, for the purpose of this Agreement, the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” shall mean an amount equal to $1.15 per Unit multiplied by the number of Units being purchased.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means the Units, the Notes, the Conversion Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any controlling equity or other controlling ownership interest or otherwise controls through contract or otherwise, including, without limitation, any variable interest entity of the Company.

“Trading Day” means: (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board or OTCQB), a day on which the Common Stock is traded in the over the counter market, as reported by the OTC Bulletin Board or OTCQB, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported by the Pink OTC Markets Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Bulletin Board or OTCQB on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” shall mean this Agreement, the Memorandum, the Notes, the Warrants, the Registration Rights Agreement, the Share Exchange Agreement, the Closing Escrow Agreement and the Securities Escrow Agreement.

“Transfer” shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

2.           SALE AND PURCHASE OF UNITS.

2.1.         Subscription for Units by Investors.  Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to each Investor, the number of Units specified by it on its respective signature page attached hereto in exchange for the Purchase Price.

2.2.         Closings.

(a)           First Closing.  Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor listed on Schedule A-1, and each such Investor shall, severally and not jointly, purchase from the Company on the First Closing Date, such number of Units set forth on the respective signature pages attached hereto, which will be reflected opposite such Investor’s name on Schedule A-1 (the “First Closing”).  The date of the First Closing is hereinafter referred to as the “First Closing Date”.  Units equal to at least the Minimum Amount are required to be sold at the First Closing within the time period set forth in the Memorandum.

(b)           Subsequent Closing(s).  In the event that the Maximum Amount is not raised at the First Closing, the Company and the Lead Placement Agent may mutually agree to have one or more subsequent closings of the Offering (each, a “Subsequent Closing”) until the Maximum Amount is raised.  At each Subsequent Closing, the Company agrees to issue and sell to each Investor who executes a signature page hereto, and each such Investor agrees, severally and not jointly, to purchase from the Company such number of Units set forth on such Investor’s signature pages attached hereto.  There may be more than one Subsequent Closing; provided, however, that the final Subsequent Closing shall take place within the time periods set forth in the Memorandum.  The date of any Subsequent Closing is hereinafter referred to as a “Subsequent Closing Date”).

(c)           Closing.  The First Closing and any applicable Subsequent Closings are each referred to in this Agreement as a “Closing”.  The First Closing Date and any Subsequent Closing Dates are sometimes referred to herein as a “Closing Date”.  All Closings shall occur within the time periods set forth in the Memorandum at the offices of Katten Muchin Rosenman LLP at 575 Madison Avenue, New York, NY 10022 or remotely via the exchange of documents and signatures.

2.3.         Closing Deliveries. At each Closing, the Company shall deliver to the Investors purchasing Units at such Closing, against delivery by the Investor of the Purchase Price (as provided below), the Notes and the Warrants.  At each Closing, each Investor purchasing Units at such Closing shall deliver or cause to be delivered to the Company the Purchase Price set forth in its counterpart signature page annexed hereto by paying United States dollars via bank, certified or personal check which has cleared prior to the applicable Closing or in immediately available funds, by wire transfer to the Escrow Account pursuant to the Closing Escrow Agreement.

2.4.         The Notes.  The Notes shall have the terms and conditions and be in the form attached hereto as Exhibit A.  Upon an Event of Default (as defined in the Note), the Investors shall have, in addition to any rights provided hereunder, the rights provided them under the Transaction Documents.

2.5.         The Warrants.  The Warrants shall have the terms and conditions and be in the form attached hereto as Exhibit B.

2.6.         The Registration Rights Agreement.  The Registration Rights Agreement shall contain the terms and conditions and be in the form attached hereto as Exhibit C.

2.7.         Use of Proceeds.  The Company hereby covenants and agrees that the proceeds from the sale of Units shall be used as provided for in the Memorandum.

            2.8.         Investor Representative.  Each Investor, severally and not jointly, hereby appoints the Lead Placement Agent (together with its permitted successors, and in this context, the “Investor Representative”), as its true and lawful agent and attorney-in-fact to: (a) enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Transaction Documents, (b) exercise all or any of the powers, authority and discretion conferred on such Investor under this Agreement or any of the Transaction Documents on behalf of such Investor as long as it owns the Notes or Warrants, (c) waive any terms and conditions of this Agreement or any of the Transaction Documents on behalf of such Investor as long as it owns the Notes or Warrants, (d) give and receive notices on such Investor’s behalf and to be such Investor’s exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by this Agreement or any Transaction Document, and the Investor Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact on behalf of such Investor as long as it owns the Notes or Warrants.  This power of attorney is coupled with an interest and irrevocable.  The Investor Representative shall not be liable for any action taken or not taken by it in connection with its obligations under this Agreement: (i) with the consent of Investors who, as of the date of this Agreement have subscribed for (or, if a Closing has occurred, as of the date of the latest Closing own) more than fifty percent (50%) in principal amount of the outstanding Notes or (ii) in the absence of its own gross negligence or willful misconduct.  If the Investor Representative shall be unable or unwilling to serve in such capacity, its successor shall be named by those persons holding more than fifty percent (50%) in principal amount of the Notes who shall serve and exercise the powers of Investor Representative hereunder.

3.           ACKNOWLEDGEMENTS OF THE INVESTORS.

Each Investor, severally and not jointly, acknowledges that:

3.1.         Resale Restrictions.  None of the Securities have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, none of the Securities may be offered or sold by the Investor except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with applicable state securities laws.

3.2.         Agreements.  Such Investor has received, carefully read and acknowledges the terms of the Transaction Documents and Memorandum, including the Risk Factors set forth in the Memorandum.

3.3.         Books and Records. The books and records of the Company and Tanke were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Investor during reasonable business hours at its principal place of business, that all documents, records and books in connection with the sale of the Securities hereunder have been made available for inspection by it and its attorney and/or advisor(s) and that the Investor and/or its advisor has reviewed all such documents, records and books to its full satisfaction and all questions it and/or its advisor may have had been answered to their respective full satisfaction.

3.4.         Independent Advice.  The Investor has been advised to consult the Investor’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and neither the Company nor the Lead Placement Agent is in any way, directly and/or indirectly, responsible) for compliance with:

(a)           any applicable laws of the jurisdiction in which the Investor is resident in connection with the distribution of the Securities hereunder, and

(b)           applicable resale restrictions.

3.5.         No Governmental Review or Insurance.  Neither the SEC nor any other securities commission, securities regulator or similar regulatory authority has reviewed or passed on the merits of the Securities or on any of the documents reviewed or executed by the Investor in connection with the sale of the Securities, and there is no government or other insurance covering any of the Securities.

4.           REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF THE INVESTORS.

Each Investor, severally and not jointly, represents and warrants to the Company solely as to such Investor that:

4.1.         Capacity.  The Investor: (i) if a natural person, represents that the Investor has reached the age of 21 and has full authority, legal capacity and competence to enter into, execute and deliver this Agreement and the Transaction Documents to which the Investor is a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof and, (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, such entity has full power and authority to execute and deliver this Agreement, the Transaction Documents to which it is a party and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof and to purchase and hold the Units, the execution and delivery of this Agreement and the Transaction Documents to which it is a Party have been duly authorized by all necessary action; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a Party in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Investor is executing this Agreement and the Transaction Documents, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and the Transaction Documents to which it is a Party and make an investment in the Company.

4.2.         No Violation of Corporate Governance Documents. If the Investor is a corporation or other entity, the entering into of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the charter or other organizational documents, bylaws or other governing documents of, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound.

4.3.         Binding Agreement. The Investor has duly executed and delivered this Agreement and the other Transaction Documents to which it is a party, and this Agreement and the other Transaction Documents to which it is a party constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principals of equity, or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.4.         Purchase Entirely for Own Account.  The Securities are being acquired for such Investor’s own account, not as nominee or agent, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.

4.5.         Not a Broker-Dealer. Such Investor is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act or engaged in a business that would require it to be so registered, nor is it an Affiliate of a such a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer.  In the event such Investor is a member of FINRA, or associated or Affiliated with a member of FINRA, such Investor agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Securities.

4.6.         Not an Underwriter.  Such Investor is not an underwriter of the Common Stock, nor is it an Affiliate of an underwriter of the Common Stock.

4.7.         Investment Experience. Such Investor acknowledges that the purchase of the Securities is a highly speculative investment and that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial and/or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

4.8.         Disclosure of Information.  Such Investor has had an opportunity to receive, and fully and carefully review, all information related to the Company, Tanke and the Securities requested by it and to ask questions of and receive answers from the Company regarding the Company, Tanke and their respective businesses and the terms and conditions of the offering of the Securities.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.  Such Investor acknowledges that it has received, and fully and carefully reviewed and understands all of the Transaction Documents, including, but not limited to, the Memorandum describing, among other items, the Company, Tanke, their respective businesses and risks, the Securities and the offering of the Securities.  Investor acknowledges that it has received, and fully and carefully reviewed and understands, copies of the SEC Documents, either in hard copy or electronically through the SEC’s EDGAR system.  Such Investor understands that its investment in the Securities involves a high degree of risk.  Such Investor’s decision to enter into this Agreement and the Registration Rights Agreement has been made based solely on the independent evaluation of the Investor and its representatives.  Such Investor has received such accounting, tax and legal advice from Persons (other than the Company) as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

4.9.         Restricted Securities.  Such Investor understands that, except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities, as applicable, may not be transferred unless:

(a)           they are sold pursuant to an effective registration statement under the Securities Act; or

(b)           they are being sold pursuant to a valid exemption from the registration requirements of the Securities Act; or

(c)           they are sold or transferred to an “affiliate” (as defined in Rule 144, promulgated under the Securities Act (or a successor rule (“Rule 144”)) of such Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 4.9 and who is an accredited investor, or

(d)           they are validly sold pursuant to Rule 144.

Such Investor shall provide the Company with no less than three (3) Trading Days notice of its intention to dispose of any Securities and agrees that such Investor shall only dispose of any Securities in accordance with all applicable Legal Requirements.  Such Investors further understands that any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and other than as provided in the Transaction Documents, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws.  Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.10.      Accredited Investor. Such Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”).

4.11.      No General Solicitation.  Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation, and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

4.12.      Brokers and Finders.  No Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

4.13.      Prohibited Transactions.  Other than with respect to the transactions contemplated herein, since the earlier to occur of: (i) the time that such Investor was first contacted by the Company, or any other Person regarding an investment in the Company and (ii) the thirtieth (30th) day prior to the date hereof, neither the Investor nor any Affiliate of the Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to the Investor’s review or input concerning such Affiliate’s investments or trading decisions (collectively, “Trading Affiliates”) has, directly or indirectly, nor has any Person acting on behalf of, or pursuant to, any understanding with such Investor or Trading Affiliate effected or agreed to effect any transactions in the securities of the Company or involving the Company’s securities (a “Prohibited Transaction”).

4.14.      Residency.  Such Investor is a resident of the jurisdiction set forth in on such Investors signature page hereto.

4.15.      Reliance on Exemptions.  The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities. All of the information which the Investor has provided to the Company is true, correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Investor will immediately provide the Company with such information.

5.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in: (i) the SEC Reports, (ii) the Memorandum or (ii) the corresponding section of the Disclosure Schedules delivered to the Investor Representative concurrently herewith, the Company (which, for the avoidance of doubt, means the Company after giving effect to the transactions contemplated by the Share Exchange Agreement) hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Investor:

5.1.        Subsidiaries.  A true and correct structure chart of the Company and its wholly-owned and consolidated Subsidiaries after giving effect to the transactions contemplated by the Share Exchange Agreement is included as Schedule 5.1 to the Disclosure Schedules.  Except as disclosed on Schedule 5.1 to the Disclosure Schedules or in the Memorandum, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

5.2.        Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to have a Material Adverse Effect.

5.3.        Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency,  fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.4.        No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to have a Material Adverse Effect.

5.5.        Filings, Consents and Approvals.  Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) the filing with the Commission of the Registration Statement, the application(s) to each Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, and applicable Blue Sky filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, (c) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  Subject to the accuracy of the representations and warranties of each Investor set forth in Section 4 hereof, the Company has taken all action necessary to exempt: (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or Bylaws that is or would reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents The Company has not approved a shareholder rights plan or other “poison pill” arrangements.

5.6.        Issuance of the Securities.  The Notes are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Warrants have been duly and validly authorized.  Upon the due conversion of the Notes, the Conversion Shares will be validly issued, fully paid and non-assessable free and clear of all Liens.   Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all Liens.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement, the Notes and the Warrants.

5.7.        Capitalization.  Schedule 5.7 to the Disclosure Schedules sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as described on Schedule 5.7 to the Disclosure Schedules, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, other than in connection with the Share Exchange Agreement and the Company’s stock option plans.  The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  Except as described on Schedule 5.7 to the Disclosure Schedules and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.  Except as described on Schedule 5.7 to the Disclosure Schedules, and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

5.8.        SEC Reports; Financial Statements.  The Company has filed all reports and registration statements required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedules to this Agreement and the Memorandum, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.  The audited and unaudited financial statements (including the notes thereto) of Tanke included in the Memorandum have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Tanke as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

5.9.        Material Changes.  Except with respect to the transactions contemplated by the Share Exchange Agreement or as otherwise disclosed in the Memorandum or the SEC Reports, since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, the Company and its Subsidiaries have not:

(a)           suffered any Material Adverse Change;

(b)           suffered any damage, destruction or loss, whether or not covered by insurance, in an amount in excess of $100,000;

(c)           granted or agreed to make any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any officer or employee, except for normal raises for nonexecutive personnel made in the ordinary course of business that are usual and normal in amount;

(d)           declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of capital stock of the Company or any of its Subsidiaries, or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition by the Company or any of its Subsidiaries of such shares;

(e)            issued any shares of capital stock of the Company or any of its Subsidiaries, or any warrants, rights or options thereof, or entered into any commitment relating to the shares of capital stock of the Company or any of its Subsidiaries;

(f)            adopted or proposed the adoption of any change in the Company’s Certificate of Incorporation or Bylaws;

(g)           made any change in the accounting methods or practices they follow, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein, or any tax election;

(h)           sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of their business;

(i)            sold, assigned, transferred, licensed or otherwise disposed of any of the Company’s Intellectual Property or interest thereunder or other intangible asset except in the ordinary course of their business;

(j)            been involved in any dispute involving any employee which would reasonably be expected to result in a Material Adverse Change;

(k)           entered into, terminated or modified any employment, severance, termination or similar agreement or arrangement with, or granted any bonuses (or bonus opportunity) to, or otherwise increased the compensation of any executive officer;

(l)            entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure);

(m)           amended or modified, or waived any default under, any Material Contract;

(n)           to the Company’s knowledge, incurred any material liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for accounts payable or accrued salaries that have been incurred by the Company since the date of the latest audited financial statements included within the SEC Reports, in the ordinary course of its business and consistent with the Company’s past practices;

(o)           permitted or allowed any of their material property or assets to be subjected to any Lien;

(p)           settled any claim, litigation or action, whether now pending or hereafter made or brought;

(q)           made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $100,000, or in the aggregate, in excess of $250,000;

(r)            paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of their Affiliates, officers, directors or stockholders or, to the Company's knowledge, any Affiliate or associate of any of the foregoing;

(s)           made any amendment to, or terminated any agreement that, if not so amended or terminated, would be material to the business, assets, liabilities, operations or financial performance of the Company or any of its Subsidiaries;

(t)            compromised or settled any claims relating to taxes, any tax audit or other tax proceeding, or filed any amended tax returns;

(u)           merged or consolidated with any other Person, or acquired a material amount of assets of any other Person;

(v)           entered into any agreement in contemplation of the transactions specified herein other than this Agreement and the other Transaction Documents; or

(w)           agreed to take any action described in this Section 5.9 or which would reasonably be expected to otherwise constitute a breach of any of the representations or warranties contained in this Agreement or any other Transaction Documents.

5.10.      Litigation.  Except as described on Schedule 5.10 to the Disclosure Schedules, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign (including any PRC Governmental Bodies) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) if there were an unfavorable decision, would have or reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

5.11.      Labor Relations.  Except as set forth on Schedule 5.11 to the Disclosure Schedules, neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  Neither the Company nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which would reasonably be expected to result in a Material Adverse Effect.

5.12.      Compliance.  Except as set forth on Schedule 5.12 to the Disclosure Schedules, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or Governmental Body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

5.13.      Regulatory Permits.  Except as disclosed in the SEC Reports, the Memorandum or Schedule 5.13 to the Disclosure Schedules, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities (including any PRC Governmental Bodies) necessary to conduct their respective businesses as described in the SEC Reports and the Memorandum, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

5.14.      Title to Assets.  Except as set forth on Schedule 5.14 to the Disclosure Schedules, the Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other (including PRC) taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease or land use right by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases or right of which the Company and the Subsidiaries are in compliance.

5.15.      Contracts.

(a)           Except as set forth in the SEC Reports or the Memorandum, neither the Company nor any of its Subsidiaries is party or subject to, or bound by:

(i)           any agreements, contracts or commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company or any of its Subsidiaries of more than $100,000, or which is otherwise material and not entered into in the ordinary course of business;

(ii)           any contract, lease or agreement involving payments in excess of $100,000, which is not cancelable by the Company or any of its Subsidiaries, as applicable, without penalty on not less than 60 days notice;

(iii)           any contract, including any distribution agreements, containing covenants directly or explicitly limiting the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any Person or to offer any of its products or services;

(iv)           any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money or pledging or granting a security interest in any assets;

(v)           any employment contracts, non-competition agreements, invention assignments, severance or other agreements with officers, directors, employees, stockholders or consultants of the Company or any of its Subsidiaries or Persons related to or affiliated with such Persons;

(vi)           any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of the Company or any of its Subsidiaries, including, without limitation, any agreement with any stockholder of the Company or any of its Subsidiaries which includes, without limitation, antidilution rights, voting arrangements or operating covenants;

(vii)           any pension, profit sharing, retirement, stock option or stock ownership plans;

(viii)         any royalty, dividend or similar arrangement based on the revenues or profits of the Company or any of its Subsidiaries or based on the revenues or profits derived from any material contract;

(ix)           any acquisition, merger, asset purchase or other similar agreement;

(x)           any sales agreement which entitles any customer to a right of set-off, or right to a refund after acceptance thereof;

(xi)           any agreement with any supplier or licensor containing any provision permitting such supplier or licensor to change the price or other terms upon a breach or failure by the Company or any of its Subsidiaries, as applicable, to meet its obligations under such agreement; or

(xii)           any agreement under which the Company or any of its Subsidiaries has granted any Person registration rights for securities.

(b)           Schedule 5.15(b) to the Disclosure Schedules contains a listing or description of all agreements, contracts or instruments, including all amendments thereto, to which the Company or its Subsidiaries are bound which meet the criteria set forth in Section 5.15(a) (such agreements, contracts or instruments, collectively, the “Material Contracts”).  The Company has made available to the Investor Representative copies of the Material Contracts.  Neither the Company nor any of its Subsidiaries has entered into any oral contracts which, if written, would qualify as a Material Contract.  Each of the Material Contracts is valid and in full force and effect, is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will continue to be so immediately following the Closing Date.

(c)           Actions with Respect to Material Contracts.

(i)           Neither the Company nor any of its Subsidiaries has violated or breached, or to the Company’s knowledge, committed any default under, any Material Contract in any material respect, and, to the Company’s knowledge, no other Person has violated or breached, or committed any default under any Material Contract, except for violations, breaches of defaults which would not have a Material Adverse Effect; and

(ii)           To the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to: (A) result in a material violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract or (D) give any Person the right to cancel, terminate or modify any Material Contract, except, in each case, as would not have a Material Adverse Effect.

5.16.      Taxes.

(a)           The Company and its Subsidiaries have timely and properly filed all tax returns (including related filings with applicable PRC Governmental Bodies) required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except where the failure to so file would not have a Material Adverse Effect.  All such filed tax returns are accurate in all material respects.  The Company has timely paid all taxes due and payable (whether or not shown on filed tax returns), except where the failure to so pay would not have a Material Adverse Effect.  There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid.  The reserves for taxes, if any, reflected in the SEC Reports or the in the Memorandum are adequate, and there are no Liens for taxes on any property or assets of the Company and any of its Subsidiaries (other than Liens for taxes not yet due and payable).  There have been no audits or examinations of any tax returns by any Governmental Body, and the Company or its Subsidiaries have not received any notice that such audit or examination is pending or contemplated.  No claim has been made by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction.  To the knowledge of the Company, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns.  There are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.

(b)           Neither the Company nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person.

(c)           The Company has made all necessary disclosures required by Treasury Regulation Section 1.6011-4.  The Company has not been a participant in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(d)           No payment or benefit paid or provided, or to be paid or provided, to current or former employees, directors or other service providers of the Company will fail to be deductible for federal income tax purposes under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

5.17.      Employees.

(a)           The Company and its Subsidiaries are not party to any collective bargaining agreements and, to the Company’s knowledge, there are no attempts to organize the employees of the Company or any of its Subsidiaries.

(b)           Except as set forth on Schedule 5.17 to the Disclosure Schedules, the Company and its Subsidiaries have no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(c)           Each Person who performs services for the Company or any of its Subsidiaries has been, and is, properly classified by the Company or its Subsidiaries as an employee or an independent contractor (or its PRC equivalent).

(d)           To the Company's knowledge, no employee or advisor of the Company or any of its Subsidiaries is or is alleged to be in violation of any term of any employment contract, disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law or other legal obligation to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, and the employment of the employees of the Company and its Subsidiaries does not subject the Company or the Company's stockholders to any liability.  There is neither pending nor, to the Company's knowledge, threatened any actions, suits, proceedings or claims, or, to the Company’s knowledge, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.

5.18.      Employee Benefit Plans.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries.  The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or in connection with which a tax could be imposed pursuant to Section 4975 of the Code, provided that, if any of the Investors, or any person or entity that owns a beneficial interest in any of the Investors, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met.  As used in this Section 2.1(ac), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

5.19.      Patents and Trademarks.  Except as set forth on Schedule 5.19 to the Disclosure Schedules, to the knowledge of the Company and each Subsidiary, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and the Memorandum and which the failure to so have would have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable.  The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”).  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof.  Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

5.20.      Environmental Matters.  Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

5.21.      Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged as described in the Memorandum.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

5.22.      Transactions With Affiliates and Employees.  Except as set forth on Schedule 5.22 to the Disclosure Schedules, except as disclosed in the Memorandum or the SEC Reports as contemplated by the Share Exchange Agreement, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

5.23.      Private Placement. Assuming the accuracy of the Investors representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby.

5.24.      No Integrated Offering.  Other than in connection with the Share Exchange Agreement, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

5.25.      Brokers and Finders.  Other than as described in the Memorandum, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

5.26.      No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

5.27      Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

5.28.      Disclosures.  Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby.  The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading

5.29.      Solvency.  The Company has not (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

5.30.      Related Party Transactions.  Except as set forth in the SEC Reports, the Memorandum or Schedule 5.30 to the Disclosure Schedules: (a) none of the Company or any of its Affiliates, officers, directors, stockholders or employees, or any Affiliate of any of such Person, has any material interest in any property, real or personal, tangible or intangible, including the Company’s Intellectual Property used in or pertaining to the business of the Company, except for the normal rights of a stockholder, or, to the knowledge of the Company, any supplier, distributor or customer of the Company, (b) there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, Affiliates, or, to the Company's knowledge, any Affiliate thereof, (c) to the Company’s knowledge, no employee, officer or director of the Company or any of its Subsidiaries has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company; (d) to the Company’s knowledge, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any Material Contract or (e) there are no amounts owed (cash and stock) to officers, directors and consultants (salary, bonuses or other forms of compensation).

5.31.      Foreign Corrupt Practices Act.  None of the Company or any of its Subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly: (a) used any funds, or will use any proceeds from the sale of the Units, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or made by any Person acting on their behalf of which the Company is aware) or any members of their respective management which is in violation of any Legal Requirement, or (d) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Company or any of its Subsidiaries.

5.32.      PFIC.  None of the Company or any of its Subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the Code of 1986.

5.33.      OFAC. None of the Company or any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any of the Company’s Subsidiaries, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

5.34      Money Laundering Laws.  The operations of each of the Company or any of its Subsidiaries are and have been conducted at all times in compliance with the money laundering Legal Requirements of all applicable Governmental Bodies of the PRC and any related or similar rules, regulations or guidelines, issued, administered or enforced by any PRC Governmental Body (collectively, the “Money Laundering Laws”) and to the Company’s knowledge there is no action, suit or proceeding by or before any PRC court or PRC Governmental Body or any arbitrator involving the Company or any of its Subsidiaries with respect to a breach or violation of Money Laundering Laws.

5.35.      Other Representations and Warranties Relating to WFOE.

(a)           All material consents, approvals, authorizations or licenses requisite under PRC Legal Requirements for the due and proper establishment and operation of WFOE have been duly obtained from the relevant PRC Governmental Bodies and are in full force and effect.

(b)           All filings and registrations with the PRC Governmental Bodies required in respect of WFOE and its capital structure and operations including, without limitation, the registration with the PRC Ministry of Commerce or its local counterpart, the PRC the State Administration of Industry and Commerce or its local counterpart, the PRC State Administration of Foreign Exchange and applicable PRC tax bureau and customs authorities have been duly completed in accordance with the relevant PRC Legal Requirements, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(c)           WFOE has complied with all relevant PRC Legal Requirements regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC Governmental Bodies.  There are no outstanding commitments made by the Company or any Subsidiary (or any of their shareholders) to sell any equity interest in WFOE.

(d)           WFOE has not received any letter or notice from any relevant PRC Governmental Body notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC Governmental Body for non-compliance with the terms thereof or with applicable PRC Legal Requirements, or the lack of compliance or remedial actions in respect of the activities carried out by WFOE, except such revocation as does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(e)           WFOE has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant Legal Requirements and with all requisite licenses and approvals granted by competent PRC Governmental Bodies other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.  As to licenses, approvals and government grants and concessions requisite or material for the conduct of any material part of WFOE’s business which is subject to periodic renewal, the Company has no knowledge of any reasons related to the WFOE for which such requisite renewals will not be granted by the relevant PRC Governmental Bodies.

(f)           With regard to employment and staff or labor, WFOE has complied with all applicable PRC Legal Requirements in all material respects, including without limitation, those pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.

6.           CONDITIONS TO EACH CLOSING OF THE INVESTORS.

The obligation of the Investors to purchase the Units at any Closing is subject to the fulfillment to, the satisfaction of the Lead Placement Agent, on or prior to such applicable Closing Date, of the following conditions, any of which may be waived by the Lead Placement Agent:

6.1.        Representations and Warranties. The representations and warranties made by the Company in Section 5 hereof qualified as to materiality shall be true and correct at all times prior to and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 5 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the applicable Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

6.2.        Performance of Agreements.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the applicable Closing Date.

6.3.        Approvals. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

6.4.        Judgments, etc. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

6.5.        Stop Orders.  No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body having jurisdiction over the Company or the market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock.

6.6.        Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably result in a Material Adverse Effect or a Material Adverse Change;

6.7.        Company Officer Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the applicable Closing Date, certifying to the fulfillment of the conditions specified in this Section 6.

6.8.        Company Secretary Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the First Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.  The foregoing certificate shall only be required to be delivered on the First Closing Date, unless any material information contained in the certificate has changed.

6.9.        Financial Statements.  The Company shall have delivered audited and unaudited consolidated financial statements of Tanke for the fiscal years ended December 31, 2008 and 2009 and unaudited financial statements for the interim period through September 30, 2010 that will be included in the current report on Form 8-K described in Section 6.10 below

6.10.      Exchange Agreement Form 8-K.  Immediately prior to the Closing, the Company shall have acquired all of the outstanding capital stock of China Flying pursuant to the Share Exchange Agreement, and the Company shall provide the Investors with the Current Report on Form 8-K to be filed no later than the fourth Trading Day following the Closing Date under the Share Exchange Agreement, containing the audited financial statements of Tanke described in Section 6.9 hereof and other required disclosure with respect to Tanke and its Affiliates.

6.11.      Opinions of Counsel.

(a)           The Investors and the Lead Placement Agent shall have received an opinion from Leonard Neilson, Esq., dated as of each Closing Date, in such form and substance as agreed to by the Company and the Lead Placement Agent (it being agreed that such counsel shall not be required to deliver a “10b-5” or negative assurances letter or opinion or other similar type opinions).

(b)           The Investors and the Lead Placement Agent shall have received an opinion from Martin Hu & Partners, the Company’s PRC legal counsel, dated as of each Closing Date, in such form and substance as agreed to by the Company and the Lead Placement Agent (it being agreed that such counsel shall not be required to deliver a “10b-5” or negative assurances letter or opinion).

6.12.      Note and Warrants.  The Company shall have delivered the Notes and Warrants being sold at the applicable Closing.

6.13.      Registration Rights Agreement.  The Company shall have executed and delivered the Registration Rights Agreement.

6.14.      Securities Escrow Agreement.  The Securities Escrow Agreement shall have been executed by the parties thereto and the Escrow Shares (as defined in the Securities Escrow Agreement) shall have been deposited into the escrow account pursuant to the terms of the Securities Escrow Agreement.

6.15.      Law and Accounting Firms.  The Company shall have entered into retention agreements with: (i) a U.S. securities law firm that is reasonably satisfactory to the Lead Placement Agent (it being agreed that Katten Muchin Rosenman LLP is satisfactory to the Lead Placement Agent); and (ii) a PCAOB auditing firm that is reasonably satisfactory to the Lead Placement Agent (it being agreed that Parker Randall CF H.K. CPA Ltd. is satisfactory to the Lead Placement Agent).

6.16.      Lock Up Agreements.  The Company’s officers and directors (after giving effect to the Share Exchange Agreement) shall have delivered to the Lead Placement Agent a customary “lock-up” agreement in favor of the Lead Placement Agent with respect to the securities of the Company owned by them, which agreement shall have a term of 18 months from the First Closing.

6.17.      Share Exchange.  The transactions contemplated by the Share Exchange Agreement shall have been consummated and the Company shall have effected a reverse stock split of the Common Stock in a ratio of 1 for 8.512.

7.           CONDITIONS TO EACH CLOSING OF THE COMPANY.

The obligations of the Company to effect the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the applicable Closing Date of the conditions listed below.

7.1.        Representations and Warranties. The representations and warranties made by the Investors in Section 4 shall be true and correct in all material respects at the time of Closing as if made on and as of such date.

7.2.        Corporate Proceedings. All corporate and other proceedings required to be undertaken by the Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

7.3.        Agreements.  Such Investor shall have completed and executed this Agreement, the Registration Rights Agreement and the investor questionnaire, and delivered the same to the Company.

7.4.        Purchase Price.  The Investors shall have delivered or caused to be delivered the Purchase Price to the Escrow Account.

7.5.        Minimum Amount.  The Minimum Amount shall have been raised.

8.           OTHER AGREEMENTS

8.1.        Board Designee.  For so long as the Investors continue to hold at least a majority in principal amount of the outstanding Notes, the Lead Placement Agent shall be entitled to nominate one member of the Company’s Board of Directors (the “Designee”).  The Designee shall: (i) have experience serving on the board of directors of a public company or have comparable experience, (ii) be qualified to serve on the audit committee of the Company’s Board of Directors, (iii) be able, consistent with his or her other business activities, to dedicate reasonably sufficient time to the fulfillment of his or her duties to the Company and (iv) shall be an “independent” director as defined under Nasdaq Marketplace Rules.  The Lead Placement Agent will have the right to remove the Designee and to fill any vacancy resulting from a Designee ceasing to be a member of the Company’s Board of Directors for any reason.

8.2.        Furnishing of Information.  As long as any Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

8.3.        Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities to the Investors.

8.4.        Subsequent Registrations.  Other than pursuant to the registration statement being filed pursuant to the Registration Rights Agreement (the “Registration Statement”),  prior to the effective date of the Registration Statement, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

8.5.        Securities Laws Disclosure; Publicity.  By 9:00 a.m. (New York time) on the Trading Day following the First Closing Date and each Subsequent Closing Date, the Company shall issue a press release disclosing the transactions contemplated hereby and the Closing.  By no later than the fourth Trading Day following the Closing Date (and on each Subsequent Closing Date if required by applicable law) the Company will file a Current Report on Form 8-K disclosing the material terms of this Agreement and the other Transaction Documents (and attach as exhibits thereto the Transaction Documents) and the Closing.  In addition, the Company will make such other filings and notices in the manner and time required by the SEC and the Trading Market on which the Common Stock is listed.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of the Investor Representative, except to the extent such disclosure is required by law or Trading Market regulations.

8.6.        Limitation on Issuance of Future Priced Securities.  During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by the rules and regulations of FINRA.

8.7.        Listing of Securities.  The Company agrees that: (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Securities, and will take such other action as is necessary or desirable to cause the Securities to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

8.8.        Listing.  The Company covenants to use its commercially reasonable best efforts to have the Common Stock listed or quoted for trading on any of the NYSE AMEX, the NASDAQ Global Market or the NASDAQ Capital Market as soon as is reasonably practicable following the date that the Company meets the requirements of any such Trading Market.

8.9.        Controls and Procedures.  Following the Closing, the Company agrees that it will utilize commercially reasonable efforts to establish and maintain, to the extent required by law, rule or regulation, a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

8.10.      Board of Directors.  Within six (6) months of the First Closing, Tanke or its Affiliates shall cause to be appointed to the Board of Directors of the Company individuals constituting a majority of “independent” directors (as defined under the Nasdaq Marketplace rules) of such Board of Directors and one director designated by the Lead Placement Agent (who may qualify as one such independent director, with at least two of such directors being fluent in English.

8.11.      CFO.  Within six (6) months of the First Closing, the Company shall enter into a 24 month agreement with a new Chief Financial Officer of the Company who is reasonably satisfactory to the Lead Placement Agent and who is proficient in: (i) GAAP accounting; (ii) transactions similar to the ones contemplated by this Agreement; and (iii) U.S. public company listings and the related filing and compliance requirements.

8.12.      IR Firm.  Within three (3) months of the First Closing, the Company shall enter into a 12 month agreement with an investor and public relations firm that is reasonably satisfactory to the Lead Placement Agent.

8.13.      Reservation of Shares.  The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its obligations to issue the Conversion Shares and the Warrant Shares upon conversion of the Note and exercise of the Warrant, respectively.

8.14.      Further Assurances.  The Company will, and will cause all of its Subsidiaries to, and their management to, use their best efforts to satisfy all of the closing conditions under Section 7, and will not take any action which could frustrate or delay the satisfaction of such conditions.  In addition, either prior to or following the Closing, the Company will, and will cause each of its Subsidiaries to, and its and their management to, perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.15.       Closing Escrow Holdback.  The Company and Investors agree that, from the aggregate gross proceeds that will be delivered to the Escrow Agent pursuant to the Closing Escrow Agreement, at the Closing $260,000 (if the Minimum Amount is raised) or up to $320,000 (if the Maximum Amount is raised) (the “Total Holdback Amount”), constituting an amount sufficient to satisfy the payment to the Investors of one semi-annual interest payment due on the aggregate principal amount of all Notes issued in the Offering, shall be retained by the Escrow Agent and paid to the Investors and otherwise administered in accordance with the Closing Escrow Agreement.  At such time as 75% of the Conversion Shares have been issued upon conversion of the Notes, if the Company is not in breach of any of the Transaction Documents, all remaining funds of the Total Holdback Amount, if any, shall be released to the Company in accordance with the Closing Escrow Agreement.

8.16       Affiliate Loans.  The Company shall use its commercially reasonable efforts to enforce the terms of all promissory notes that it or its subsidiaries have received from any Affiliate of the Company.

8.17       Subsequent Sales of Equity Securities.  The Company shall not, without the prior written consent of the Investor Representative,  (a) issue or sell any shares of Common Stock at a price less than (i) the price (the “Conversion Price”) that the Notes are converted into the Note Shares or (ii) the price (the “Exercise Price”) that the Warrants are exercised for the Warrant Shares or (b) issue or sell any securities convertible into or exercisable for Common Stock that have a conversion price or an exercise price less than the Conversion Price or the Exercise Price.

8.18       Land Use Permit.  The Company and its Subsidiaries shall use commercially reasonable efforts to obtain all required Land Use Permits for the Company and its Subsidiaries’ operations in the PRC.

8.19       Blue Sky Filings.   The Company shall, at its own cost and expense, make all necessary filings or registrations with the SEC (i.e., Form D) and under any state securities or “blue sky” laws of any state of the United States in a time manner upon closing of the transactions contemplated herein.

9.           MISCELLANEOUS.

9.1.         Compensation of Lead Placement Agent, Brokers, etc. Each Investor acknowledges that it is fully aware that the Lead Placement Agent will receive from the Company, in consideration of its services as placement agent in respect of the offer and sale of the Units contemplated hereby:

(a)           a commission of ten (10%) percent of the aggregate Purchase Price of the Units sold at each Closing, payable in cash; and

(b)           a warrant to purchase a number of shares of Common Stock derived by dividing an amount equal to 10% of the gross proceeds of raised at each Closing by $1.15.

It is acknowledged that the Lead Placement Agent may share such fees and compensation with other placement agents or brokers participating in the transactions contemplated hereby.

9.2.         Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

(a)	The Company:

c/o Guangzhou Tanke Industry Co., Ltd.
East Tower of Hui Hao Building
No. 519 Machang Road
Pearl River New City, Guangzhou, China
Attention: Giuxiong Qiu
Fax Number:

With a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022
Attention:	Evan L. Greebel, Esq. Howard S. Jacobs, Esq.
Fax Number: (212) 894-5505

(b)	The Investors:

As per the contact information provided on the signature page hereof.

(c)	The Lead Placement Agent/Investor Representative and Co-Placement Agent:

Euro Pacific Capital, Inc.
88 Post Road West, 3rd Floor
Westport, CT 06880
Attention: Mr. Thomas Tan
Fax Number: (203) 662-9771

Newbridge Securities Corp
7600 Jericho Turnpike,
Suite 100
Woodbury, NY 11797-1705
Attn: Anthony J. Sarkis or David Wong
Fax: 212.867.0085 Fax

With a copy to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017
Attention: Barry I. Grossman, Esq.
Fax Number: (212) 370-7889

9.3.         Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor Representative or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought (and if such party is the Investors, then by the Investor Representative).  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

9.4.         Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.5.         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor Representative.  Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors”.

9.6.         No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.  Notwithstanding the foregoing, the Company and each Investor specifically acknowledge and agree that the Lead Placement Agent and Co-Placement Agent shall be entitled to rely upon, and shall be third party beneficiaries of, the representations and warranties of the Company and the Investors made herein.

9.7.         Governing Law, Consent to Jurisdiction, etc.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of New York, New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.8.         Survival.  The representations, warranties, agreements and covenants contained herein shall survive for two (2) years after the Closing of the transactions contemplated by this Agreement.

9.9.         Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents, other than the Lead Placement Agent, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(b)          Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 9.9, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9.10.       Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

9.11.       Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

9.12.       Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

9.13.       Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

9.14.       Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or a Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

9.15.       Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  The Company has elected to provide all Investors with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Investors.

9.16.       Irrevocable Offer.  Each Investor agrees that this Agreement constitutes an irrevocable offer to purchase the Securities of the Company and that Investor cannot cancel, terminate or revoke this Agreement or any agreement of Investor made hereunder.  This Agreement shall survive the death or legal disability of Investor and shall be binding upon Investor’s heirs, executors, administrators and successors.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

GREYHOUND COMMISSARY, INC.

By:	/s/ Guixiong Qiu
Name: Guixiong Qiu
Title: President, CEO and Chairman

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

Solely with respect to Section 2.8, all of Section 6 and Section 8.1 hereof:

EURO PACIFIC CAPITAL, INC.

By:	/s/ Gordon McBean
Name: Gordon McBean
Title: Head of Capital Markets

NEWBRIDGE SECURITIES CORPORATION

By:	/s/ Anthony J. Sarkis
Name: Anthony J. Sarkis
Title: Head of Global Equity Capital Markets

Signature page to Securities Purchase Agreement

Annex A

Securities Purchase Agreement
Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement, dated as of _________________, 2011 (the “Agreement”), between the undersigned, Greyhound Commissary, Inc., a Nevada corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned and (ii) purchase the securities of the Company appearing below, hereby agrees to purchase such securities from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.

IN WITNESS WHEREOF, the undersigned has executed the Agreement as of _____________, 2011.

Name and Address, Fax No. and Social Security No./EIN of Investor:

________________________________________________

________________________________________________

________________________________________________

Fax No.: _________________________________________

Soc. Sec. No./EIN: _________________________________

If a partnership, corporation, trust or other business entity:

By: _________________________________
Name:
Title:

If an individual:

Signature: ____________________________________

Investment Amount: _________________________

Amount of Units Purchased: ___________________________

Account Registration Type (check one): ☐ Individual Account ☐ Joint Account ☐ Individual Retirement Accout ☐ Corporation/Pratnership/Other ☐ Trust

 Exhibit A

Form of Note

 THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

GREYHOUND COMMISSARY, INC.

8% SENIOR CONVERTIBLE NOTE

Investment Amount: US $ _________	February 9, 2011

FOR VALUE RECEIVED, Greyhound Commissary, Inc., a Nevada corporation (the “Company”), promises to pay to [ ] (the “Holder”), the principal sum of ___________________ DOLLARS ($_________) (the “Principal”) in lawful money of the United States of America, with interest payable thereon at the rate of eight percent (8%) per annum.  The principal amount hereof and all accrued but unpaid interest thereon shall be paid in full to the Holder on the two (2) year anniversary of the date of closing of the Minimum Amount (the “Maturity Date”).

Capitalized terms used herein but not defined herein shall have the meaning ascribed to it in that certain Securities Purchase Agreement, dated of even date herewith (the “SPA”), pursuant to which the Holder is acquiring this Note.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1.           Series.  This Note is one of a series of Notes of the Company in the aggregate principal amount of a minimum of Six Million Five Hundred Thousand Dollars ($6,500,000) and up to a maximum of Eight Million Dollars ($8,000,000.00) (collectively, the “Notes”) as described in that certain Confidential Private Placement Memorandum, dated January 5, 2011, delivered to the Holder in connection with the transactions contemplated by the SPA (the “Memorandum”).

2.           Principal Repayment.  The outstanding principal amount of this Note shall be payable on the Maturity Date, unless this Note has been earlier converted as described below.

3.           Interest.

(a)           Computation.  Interest (the “Interest”) shall accrue on the unpaid principal amount of this Note from the date hereof until such principal amount is repaid in full at the rate of eight percent (8%) per annum, payable semiannually in arrears on the last day of each fiscal six-month period of the Company (i.e., June 30, and December 31) commencing January 1, 2011.   Interest payments of accrued interest shall be due and payable on the last day of the 2nd and 4th fiscal quarter until the Maturity Date, subject to earlier conversion or redemption of the Note. All computations of the interest rate hereunder shall be made on the basis of a 360-day year of twelve 30-day months.   In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law.  Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty. The Company, at its own cost, shall report interest income, if any, to the IRS and/or other applicable tax authorities and to the Holder on a Form 1099-INT or other appropriate form in accordance with applicable law

(b)           Closing Escrow Holdback.  Pursuant to the SPA, $260,000 (if the Minimum Amount is raised) or up to $320,000 (if the Maximum Amount is raised) (the “Total Holdback Amount”), constituting an amount sufficient to satisfy one semiannual payment of Interest due on the aggregate principal amount of all Notes, shall be retained by the Escrow Agent and paid to the holders of the Notes and otherwise administered in accordance with the certain Closing Escrow Agreement.  At such time as 75% of all Shares underlying the Notes have been issued upon conversion of Notes, if the Company is not in breach of any of the Transaction Documents, all remaining funds of the Total Holdback Amount, if any, shall be disbursed to the Company in accordance with the Closing Escrow Agreement.

4.           Ranking.   Except for the indebtedness of the Company and its Subsidiaries in existence on the date hereof as described in the Memorandum (including the financial statements that form a part thereof), and subject to the terms and conditions of this Note and the other Transaction Documents, the obligations of the Company under this Note shall rank senior with respect to all existing indebtedness of the Company as of the date hereof and to any and all indebtedness incurred hereafter. The term “indebtedness” as used in this Section 4, refers to all unsecured debts and obligations of the Company, including trade payables.

5.           Conversion.

(a)           Generally.  Each holder of the Notes shall have the right, exercisable at any time prior to the Maturity Date, to convert all, but not less than all, of the principal amount then outstanding, plus all accrued but unpaid interest thereon, into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock) at a conversion price (the “Conversion Price”) equal to $1.15 per share (the Common Stock underlying the Notes being referred to herein as the “Shares”).

(b)           Mechanics of Conversion.  The conversion of this Note shall be conducted in the following manner: upon any conversion of all but not less than all of the outstanding principal amount of this Note, plus all accrued but unpaid interest thereon: (i) the Holder shall deliver a completed and executed Notice of Conversion attached hereto as Exhibit A and surrender and deliver this Note, duly endorsed, to the Company’s office or such other address which the Company shall designate against delivery of the certificates presenting the Shares to be delivered; (ii) in exchange for the surrendered Note, within three (3) Business Days upon receiving such Notice of Conversion, the Company shall prepare and deliver irrevocable instructions addressed to the Company’s transfer and exchange agent, as applicable, to issue such required number of Shares as set forth in the Conversion Notice which Shares shall be delivered to the Holder within ten (10) Business Days of the delivery of the documentation to the Company; and (iii) upon delivery of the Shares, this Note shall become fully paid and satisfied.  The Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, the Shares hereunder electronically through the Depository Trust and Clearing Corporation or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver the Shares electronically through the Depository Trust and Clearing Corporation.  Under no circumstances will the Company be required to net cash settle the exercise of the Notes (except for the payment of interest semi-annually or principal at maturity), the conversion of the Notes or the Common Stock issuable upon the conversion of the Notes; provided, however, that, such restriction shall not apply to the Registration Delay Payments (as defined in Section 2(e) of the Registration Rights Agreement, dated February 9, 2011, by and between the Company, the Holder and the other parties thereto).

(c)           Adjustments to Conversion Price.

(i)           Adjustments for Stock Splits and Combinations and Stock Dividends.  If the Company shall at any time or from time to time after the date hereof, effect a reverse or forward stock split or combination of the outstanding Common Stock or pay a stock dividend in shares of Common Stock, then the Conversion Price shall be proportionately adjusted. Any adjustments under this Section 5(c)(i) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable.

(ii)        Merger Sale, Reclassification, etc. In case of any (A) consolidation or merger (including a merger in which the Company is the surviving entity), (B) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the conversion of this Note) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder of this Note, upon the conversion hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had converted this Note immediately prior thereto.

(iii)           Other Events.  In the event that the Company (or any Subsidiary thereof) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the number of Shares (if applicable) so as to protect the rights of the Holder; provided, however, that no such adjustment pursuant to this paragraph will change the Conversion Price or decrease the number of Shares as otherwise determined pursuant to this Section 5.
.
(d)           Consent.  Pursuant to Section 8.17 of the SPA, the Company shall not, without the prior written consent of the Investor Representative (i) issue or sell any Common Stock at a price less than the Conversion Price or (ii) issue or sell securities convertible into or exercisable for Common Stock that have a conversion price or an exercise price less than the Conversion Price.

(e)           Elimination of Fractional Interests.  No fractional shares of Common Stock shall be issued upon conversion of this Note, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of Common Stock shall be rounded up to the nearest whole share.

6.           Events of Default.  In the event that any of the following (each, an “Event of Default”) shall occur:

(a)           Non-Payment.  The Company shall default in the payment of the principal of, or accrued interest on, this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or

(b)           Default in Covenants.  The Company shall default in any material manner in the observance or performance of the affirmative or negative covenants or agreements set forth in the SPA, this Note or that certain Registration Rights Agreement, dated of even date herewith, between the Holder and the Company (collectively, the “Transaction Documents”); or

(c)           Breach of Representations and Warranties.  The Company materially breaches any representation or warranty contained in the Transaction Documents; or

(d)           Exchange Act or Exchange Requirements.  Any termination of registration or suspension of the Company’s reporting obligations under the Exchange Act or suspension from trading on the OTCBB or OTCQB (or any exchange on which the Common Stock is traded or listed for quotation (it being agreed that the delisting of the Common Stock from any national exchange shall not be an Event of Default if the Common Stock is, within ten (10) Business Days of the effective date of such delisting, quoted on the OTCBB or OTCQB), or the Company’s failure to file reports with the SEC on a timely basis as required by the Exchange Act; or

(e)           Judgments. Any final, non-appealable judgment, decree or order for the payment of money is entered against any of the Company or the Company’s subsidiaries in an amount equal to $2,500,000 or more and the same remains unsatisfied or unbonded for more than thirty (30) days; or

(f)           Nationalization.  The confiscation, expropriation or nationalization by any governmental authority to which the Company or a Subsidiary is subject of any material property or assets of the Company or its Subsidiaries, taken as a whole (it being agreed, however, that it shall not be an Event of Default if the PRC government or any local instrumentality thereof shall require that the Company or its Affiliates move its principal venue of operations to a different location within the PRC (a “Principal Venue Move”); or

(g)           Illegality of Notes.  Any court of competent jurisdiction issues an order declaring the Notes or any provision thereunder to be illegal; or

(h)           Cross Default.  There occurs with respect to any agreement, indenture or instrument under which the Company has Indebtedness of $2,000,000 or more in the aggregate: (i) a default with respect to any payment obligation thereunder that then entitles the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity, or (ii) any other default thereunder that entitles, and has caused, the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity; or

(i)           Bankruptcy.  The Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; then, and so long as such Event of Default is continuing for a period of two (2) Business Days in the case of non-payment under Section 6(a), a period of five (5) Business Days in the case of a cross-default under 6(h), or for a period of thirty (30) calendar days in the case of events under Sections 6(b) through 6(g) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Company from the Investor Representative, all obligations of the Company under this Note shall be immediately due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity.  If an Event of Default specified in Section 6(i) above occurs, the principal of, and accrued interest on, all the Notes shall automatically, and without any declaration or other action on the part of any Holder, become immediately due and payable.

In addition, upon an Event of Default, and provided this Note is still outstanding, the Holder (through the Investor Representative) shall have the rights to receive its pro rata portion of two million (2,000,000) shares of Common Stock being held in escrow pursuant to the terms and conditions of that certain Securities Escrow Agreement between Golden Genesis Limited, the Investor Representative and Escrow, LLC, as escrow agent.

7.           Affirmative Covenants of the Company.  The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company will:

(a)           Corporate Existence and Qualification.  Take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business;

(b)           Books of Account.  Keep its books of account in accordance with good accounting practices;

(c)           Insurance.  Maintain insurance with responsible and reputable insurance companies or associations, as determined by the Company in its sole but reasonable discretion, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates;

(d)           Compliance with Law.  Comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each the Company or any of its property is subject;

(e)           Taxes.  Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefore;

(f)           Reservation of Shares.  At all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock and issuable upon conversion of this Note to provide for the issuance of all of the Shares.  Prior to complete conversion of this Note, the Company shall not reduce the number of shares of Common Stock reserved for issuance hereunder without the written consent of the Holder except for a reduction proportionate to a reverse stock split effected for a business purpose other than affecting the requirements of this Section, which reverse stock split affects all shares of Common Stock equally; and

(g)           Use of Proceeds.  Use the proceeds of the Notes for the purposes described in the Memorandum.

(h)           Notice of Known Events of Default.  The Company shall furnish to the Investor Representative a notice of any occurrence of an Event of Default, and what action the Company is taking or proposes to take with respect thereto, promptly after such Event of Default becomes known to the Company.

(i)           Further Assurances.  The Company shall execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Note and to consummate the transactions contemplated herein.

8.           Negative Covenants of the Company.  Except for the transactions completed by the Share Exchange Agreement and all related documents between and among the Company and its Subsidiaries, and except as disclosed in the Memorandum, the Company hereby agrees that, so long as this Note remains outstanding and unpaid it will not, nor will it permit any of its Subsidiaries, without the consent of the Investor Representative, to:

(a)           Indebtedness for Borrowed Money.  Except as set forth on Schedule 8(a) hereto, incur, or permit to exist, any Indebtedness (as defined below) for borrowed money in excess of (i) US$ 3,000,000 during the twelve (12) month period beginning on the date hereof, or (ii) US$ 5,000,000 during the period beginning on the date hereof and ending on the Maturity Date, except in the ordinary course of the Company’s business.  For purposes of this Section 8(a), “Indebtedness” shall mean: (i) all obligations of the Company for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of the Company for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for the Company’s business, (iv) all obligations of the Company under conditional sale or other title retention agreements relating to property purchased by the Company, (v) all payment obligations of the Company with respect to interest rate or currency protection agreements, (vi) all obligations of the Company as an account party under any letter of credit or in respect of bankers’ acceptances, (vii) all obligations of any third party secured by property or assets of such Person (regardless of whether or not the Company is liable for repayment of such obligations), except for obligations to secure Indebtedness incurred within the limitations of this Section 8(a); (viii) all guarantees of the Company and (ix) the redemption price of all redeemable preferred stock of the Company, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Maturity Date;

(b)           Loans; Investments.  Lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any Person in excess of US$1,000,000 except: (i) investments in United States Government obligations, certificates of deposit of any banking institution with combined capital and surplus of at least $200,000,000; (ii) accounts receivable arising out of sales in the ordinary course of business; (iii) inter-company transactions between and among the Company and its Subsidiaries; and (iv) the loan set forth in the Promissory Note, dated as of December 24, 2010, provided to Mr. Guixiong Qiu, Mr. Bi Gao, and Ms. Xiuzhen Liang..

(c)           Dividends and Distributions.  Pay dividends or make any other distribution on shares of the capital stock of the Company other than inter-company dividends, and distributions between and among the Company and its Subsidiaries;

(d)           Liens.  Except as set forth on Schedule 8(d) hereto, shall not create, assume or permit to exist, any lien on any of its property or assets now owned or hereafter acquired except (i) liens in favor of the Holder; (ii) liens granted to secure Indebtedness incurred within the limitations of Section 8(a) hereof; (iii) liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iv) liens subordinate to the liens granted to secure this Note (v) liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; and (vi) purchase money liens granted to secure the unpaid purchase price of any fixed assets purchased within the limitations of Section 8(g) hereof;

(e)           Contingent Liabilities.  Assume, endorse, be or become liable for or guarantee the obligations of any Person, contingently or otherwise, excluding however, the endorsement of negotiable instruments for deposit or collection in the ordinary course of business or guarantees of the Company made within the limitations of Section 8(a) hereof;

(f)           Sales of Receivables; Sale - Leasebacks.  Except as set forth on Schedule 8(f) hereto, sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof;

(g)           Capital Expenditures; Capitalized Leases.  Expend in the aggregate for the Company and all its Subsidiaries in excess of US $5,000,000 in any fiscal year for Capital Expenditures (as defined below), including payments made on account of Capitalized Leases (as defined below); provided, however, that any costs, charges or payments incurred by the Company and its Subsidiaries in connection with obtaining the Land Use Right Certificate shall not be deemed to be a Capital Expenditure or Capitalized Lease for purposes of this Section 8(g).  For purposes of the foregoing, Capital Expenditures shall include payments made on account of any deferred purchase price or on account of any indebtedness incurred to finance any such purchase price.  “Capital Expenditures” shall mean for any period, the aggregate amount of all payments made by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment which, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable with respect to Capitalized Lease Obligations and interest which are required to be capitalized in accordance with generally accepted accounting principles.  “Capitalized Lease” shall mean any lease the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.  “Capitalized Lease Obligations” shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Note, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles;

(h)          Nature of Business.  Materially alter the nature of the Company’s business or otherwise engage in any business other than the business engaged in or proposed to be engaged in on the date of this Note;

(i)          Stock of Subsidiaries.  Sell or otherwise dispose of any Subsidiary or permit a Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders; and

(j)          Accounting Changes.  Make, or permit any Subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time.

(k)          Merger or Sale.

(i)           The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company or such Subsidiary is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole in one or more related transactions, to any other Person, unless (A) either the Company or such Subsidiary is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (B) the Person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made (1) assumes in writing all the obligations of the Company under the Notes and the other Transaction Documents and (2) causes to be delivered to each Holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Investor Representative, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (C) immediately after such transaction, no default or Event of Default exists.

The foregoing paragraph in this Section 8(k)(i) shall not apply to (x) a merger of the Company with an Affiliate with no material assets, liabilities or operations solely for the purpose of reincorporating the Company in another jurisdiction; or (y) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries; provided, however, that such consolidation or merger shall comply with subclauses (A) and (B) in the foregoing paragraph.

(ii)           Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any of its Subsidiaries permitted by Section 8(k)(i) hereof, the successor corporation formed by such consolidation or into or with which the Company or such Subsidiary is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Note referring to the “Company,” or to a “Subsidiary” shall refer instead to the successor corporation and not to the Company or such Subsidiary, as the case may be), may exercise every right and power of the Company or such Subsidiary under this Note with the same effect as if such successor Person had been named as the Company or a Subsidiary herein and shall be bound by every obligation and liability of the Company or such Subsidiary under this Note and the other Transaction Documents, however, that the predecessor Person shall not be relieved from the obligation to pay the principal of and interest on the Notes.

(l)           Transactions with Affiliates.  Except for transactions contemplated by the Transaction Documents or as otherwise approved by the Board (including a majority of the independent directors then on the Board) or as disclosed in the SEC Reports or the Memorandum, the Company shall not, and shall cause its Subsidiaries not to enter into any transaction with any director, officer, employee or holder of more than five percent of the outstanding capital stock of any class or series of capital stock of the Company or any Subsidiary, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than five percent of the outstanding capital stock thereof.

9.           Holder Not Deemed a Stockholder.  No Holder, as such, of this Note shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a stockholder of the Company prior to the issuance to the Holder of the shares of Common Stock which the Holder is then entitled to receive upon the due conversion of this Note.

10.           Mutilated, Destroyed, Lost or Stolen Notes.  In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note.  In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company.  In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

11.           Waiver of Demand, Presentment, etc.  The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.  The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

            12.           Payment.  All payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time.  The receipt by the Holder of immediately available funds shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

13.           Assignment.  The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto.  The Holder may not assign, pledge or otherwise transfer this Note or any interest therein without the prior written consent of the Company.  Interest and principal are payable only to the registered Holder of this Note on the books and records of the Company.

14.           Waiver and Amendment.  Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor Representative.

15.           Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of Section 9.2 of the SPA.

16.           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, USA, excluding that body of law relating to conflicts of laws.

17.           Consent to Jurisdiction.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of New York, New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER (INCLUDING THEIR RESPECTIVE AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.           Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

19.           Headings.  Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

[Signature Page Follows]

            IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

GREYHOUND COMMISSARY, INC.

By:
Name: Guixiong Qiu
Title: President, CEO and Chairman

Signature page to 8% Senior Convertible Note

Exhibit

GREYHOUND COMMISSARY, INC.
NOTE CONVERSION NOTICE

Reference is made to the 8% Senior Convertible Note in the original principal amount of $___________ of Greyhound Commissary, Inc., a Nevada corporation (the “Company”), issued to the undersigned (the “Note”).

In accordance with and pursuant to the terms of the Note, the undersigned hereby elects to convert the entire outstanding principal amount due and owing under the Note, together with all accrued but unpaid interest thereon, into shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), by tendering the original of the Note for cancellation.

Please confirm the following information:

Principal Amount Outstanding
under the Note:_______________________

Accrued but unpaid interest
under the Note:________________________

Conversion Price:   _______________________

Number of Shares to be issued:  _________________________

Please issue the Shares into which the Note is being converted in the following name and to the following address:

Issue to:	___________________________________________________________

Address:	_____________________________________________
_____________________________________________
_____________________________________________

Facsimile Number:	___________________________________________________________

Authorization:	___________________________________________________________
By: ________________________________________________________
Title: _______________________________________________________

Dated:  _______________________

Exhibit B

Form of Warrant

NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

GREYHOUND COMMISSARY, INC.

COMMON STOCK PURCHASE WARRANT

Initial Holder:	Original Issue Date: February 9, 2011
No. of Shares Subject to Warrant: [____]
Exercise Price Per Share: $1.40
Expiration Time: 5:00 p.m., New York time, on February 9, 2014

Greyhound Commissary, Inc., a Nevada corporation (the “Company”), hereby certifies that, for value received, the Initial Holder shown above, or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to the number of shares of its common stock, par value $0.001 per share (the “Common Stock”),  shown above (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at the exercise price shown above (as may be adjusted from time to time as provided herein, the “Exercise Price”), at any time and from time to time on or original issue date indicated above (the “Original Issue Date”) and through and including the expiration time shown above (the “Expiration Time”), and subject to the following terms and conditions:

This Warrant is being issued pursuant to a Securities Purchase Agreement, dated February 9, 2011 (the “SPA”), by and between the Company, the Initial Holder and the other parties thereto.

1.             Definitions.  In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the SPA.

2.             List of Warrant Holders.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the Initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time).  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.             List of Transfers; Restrictions on Transfer. The Company shall register any transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant.

4.             Exercise and Duration of Warrant.

(a)          All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 10 of this Warrant at any time and from time to time on or after the Original Issue Date and through and including the Expiration Time. Subject to Section 11 hereof, at the Expiration Time, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and shall no longer be outstanding.

(b)           The Holder may exercise this Warrant by delivering to the Company: (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment by wire transfer of immediately available funds to an account designated by the Company of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised.  The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”  The Holder shall be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c)           The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

(d)              Under no circumstances will the Company be required to net cash settle the Warrants, the exercise of the Warrants or the Common Stock issuable upon the exercise of the Warrants; provided, however, that, such restriction shall not apply to the Registration Delay Payments (as defined in Section 2(e) of the Registration Rights Agreement, dated [______], 2011, by and between the Company, the Holder and the other parties thereto).

5.            Delivery of Warrant Shares.

(a)           Upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends.  “Trading Day” shall mean a date on which the Company’s Common Stock trades on its principal trading market.  The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date.  The Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through the Depository Trust and Clearing Corporation or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust and Clearing Corporation.  If as of the time of exercise the Warrant Shares constitute restricted or control securities, the Holder, by exercising, agrees not to resell them except in compliance with all applicable securities laws.

(b)           To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(c)           If the Company fails to cause its transfer agent to transmit to the Holder a certificate or the certificates (either physical or electronic) representing the Warrant Shares pursuant to the terms hereof by applicable delivery date, then, the Holder will have the right to rescind such exercise.

6.             Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.             Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.             Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.             Certain Adjustments to Exercise Price.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)       Adjustments for Stock Splits and Combinations and Stock Dividends.  If the Company shall at any time or from time to time after the date hereof, effect a reverse or forward stock split of any kind or combination of the outstanding Common Stock or pay a stock dividend in shares of Common Stock, then the Exercise Price shall be proportionately adjusted.  Any adjustments under this Section 9(a) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable.

(b)       Merger Sale, Reclassification, etc. In case of any: (i) consolidation or merger (including a merger in which the Company is the surviving entity), (ii) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder of this Warrant, upon the exercise hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto.

(c)         Other Events.  In the event that the Company (or any Subsidiary thereof) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the number of Warrant Shares (if applicable) so as to protect the rights of the Holder; provided, however, that no such adjustment pursuant to this paragraph will change the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 9.
.
(d)         Consent.  Pursuant to Section 8.17 of the SPA, the Company shall not, without the prior written consent of the Investor Representative (i) issue or sell any Common Stock at a price less than the Exercise Price or (ii) issue or sell securities convertible into or exercisable for Common Stock that have a conversion price or an exercise price less than the Exercise Price.

10.           No Fractional Shares.  No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the Exercise Date.

11.          Notices.  Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be delivered in accordance with the procedures set forth in Section 9.2 of the SPA.

12.          Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

13.           Miscellaneous.

(a)           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(b)           Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of New York, New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)           Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

(f)           No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

GREYHOUND COMMISSARY, INC.

By:
Name: Guixiong Qiu
Title: President, CEO and Chairman

Signature page to Warrant

GREYHOUND COMMISSARY, INC.

EXERCISE NOTICE

Ladies and Gentlemen:

(1)           The undersigned hereby elects to exercise the above-referenced Warrant with respect to [                          ] shares of Common Stock.  Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)           The holder hereby tenders the sum of $ ______________      to the Company in accordance with the terms of the Warrant.

(3)           Pursuant to this Exercise Notice, the Company shall deliver to the Holder the number of Warrant Shares determined in accordance with the terms of the Warrant.

Dated:	HOLDER:

Print name

By:

Title:

GREYHOUND COMMISSARY, INC.

FORM OF ASSIGNMENT
To be completed and signed only upon transfer of Warrant

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________ the right represented by the within Warrant to purchase _________________ shares of Common Stock to which the within Warrant relates and appoints __________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:	TRANSFEROR:

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By:

Title:

TRANSFEREE:

Print name

By:

Title:
WITNESS:
Address of Transferee:

Print name